AMENDED AND RESTATED
STOCKHOLDERS’ AGREEMENT
The STOCKHOLDERS’ AGREEMENT, dated as of April 12, 2010, by and among Chaparral Energy, Inc., a Delaware corporation (the “Company”), CCMP Capital Investors II (AV-2), L.P., a Delaware limited partnership (“CCMP AV-2”), CCMP Energy I LTD., a Cayman limited company (“CCMP Cayman I”), and CCMP Capital Investors (Cayman) II, L.P., a Cayman limited partnership (“CCMP Cayman II;” and together with CCMP AV-2 and CCMP Cayman I, “CCMP”), Fischer Investments, L.L.C., an Oklahoma limited liability company (“Fischer”), Altoma Energy, an Oklahoma general partnership (“Altoma”), CHK Energy Holdings, Inc., a Texas corporation (“Chesapeake”), and the persons listed on Exhibit D hereto (the “Original Agreement”), each Person named above, to the extent a continuing stockholder, and each Person that hereafter may become a party hereto as contemplated hereby being referred to individually as a “Party” and collectively as the “Parties,” is hereby amended and restated effective as of January 12, 2014 as set forth herein.
RECITALS
WHEREAS, Chesapeake has agreed to sell 279,999 shares of Class D common stock and one share of Class G common stock in the Company, representing 100% of Chesapeake’s equity ownership in the Company, to Healthcare of Ontario Pension Plan Trust Fund (“HOOPP”) (the “HOOPP Purchase”).
WHEREAS, concurrent with the completion of the HOOPP Purchase, the Class D common stock and the Class G common stock will automatically convert to shares of Class A common stock of the Company, and all rights and preferences provided to Chesapeake thereby shall terminate upon such conversion.
WHEREAS, HOOPP has requested that it be provided the rights and preferences specified in this Amended and Restated Stockholders Agreement (the “Agreement”) upon completion of the HOOPP Purchase.
WHEREAS, the Original Agreement permitted amendment by a majority vote of the Voting Securities (as defined in the Original Agreement and this Agreement) of which the signatories hereto hold such a majority, and upon execution and delivery of this Agreement by the signatories hereto, this Agreement will be effective with respect to and binding upon all Parties (as defined in the Original Agreement and this Agreement) in accordance with its terms.
NOW, THEREFORE, in consideration of the forgoing and the mutual covenants and obligations hereinafter set forth, and other good and valuable consideration, the receipt and accuracy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

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ARTICLE 1.
DEFINITIONS
1.1    Definitions. In addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:
“Affiliate” means, with respect to any Person, any Person controlling, controlled by, or under common control with such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning specified in the preamble hereto.
“Altoma” has the meaning specified in the preamble hereto.
“Altoma Parties” means Altoma and its Permitted Transferees, collectively.
“Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Entity, (ii) any consents or approvals of any Governmental Entity, (iii) any orders, decisions, injunctions, judgments, awards, or decrees of, or agreements with, any Governmental Entity, or (iv) any listing requirements of a national securities exchange.
“Applicable Percentage” means with respect to each Party, a percentage equal to a fraction, the numerator of which is equal to the aggregate number of shares of Fully-Diluted Common Stock requested to be included in the Piggyback Registration by such party and the denominator of which is equal to the number of shares of Fully-Diluted Common Stock requested to be included in the Piggyback Registration by all such Parties.
“Beneficial” ownership or “beneficially” owned, with respect to any shares of Common Stock, shall have the same meaning as in Rule 13d-3 under the Exchange Act.
“Board of Directors” means the board of directors of the Company or any committee or other body acting on behalf of, and possessing the rights as may be delegated by, the board of directors of the Company.
“Bona Fide Offer” means any bona fide offer to acquire shares of Common Stock (whether in the form of a purchase of shares of Common Stock, merger, business combination, recapitalization or otherwise) made by a Person which has the demonstrable financial ability to consummate such a transaction.
“Business” means (1) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquid natural gas and other hydrocarbon and mineral properties or products produced in association with any of the foregoing; (2) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and

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products produced in association therewith and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons; (3) any business relating to oil field sales and service; and (4) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (3) of this definition (including, without limitation, the acquisition, development and operation of CO2 producing properties, the acquisition or construction and operation of CO2 pipelines and transportation or sales of CO2, and the ownership and operation of ethanol plants, a by-product of which is the production of CO2, as related to the activities described in the foregoing clauses (1) and (2)).
“Business Day” means any day other than a day on which banks in the State of Oklahoma or New York are authorized by law to close.

“Capital Stock” means any and all shares of stock, interests, participations or other equivalents (however designated) of capital stock of the Company, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants, options or other rights to purchase or acquire any of the foregoing, including, without limitation, any Common Stock Equivalents.
“CCMP” has the meaning specified in the preamble hereto.
“Chesapeake” has the meaning specified in the preamble hereto.
“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
“Common Stock” means the shares of common stock, par value US $0.01 per share, of the Company, or any successor interests thereto by merger or conversion, and any Common Stock Equivalents, including, for the avoidance of doubt, the Company’s class A common stock, class B common stock, class C common stock, class D common stock, class E common stock, class F common stock and class G common stock.
“Common Stock Equivalents” means (without duplication with any other shares of Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, shares of Common Stock or securities convertible or exchangeable into shares of Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.
“Company Sale” has the meaning specified in Section 8.1.
“Company Sale Auction” has the meaning specified in Section 8.1.
“Confidential Information” has the meaning specified in Section 10.7.
“Demand IPO” has the meaning specified in Section 5.1.

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“Demand Period” has the meaning specified in Section 6.1(a).
“Demand Registration” has the meaning specified in Section 6.1(a).
“Demand Request” has the meaning specified in Section 6.1(a).
“Drag Transaction” has the meaning specified in Section 4.5(a).
“Drag-Along Notice” has the meaning specified in Section 4.5(d).
“Drag-Along Seller” has the meaning specified in Section 4.5(a).
“Dragged Party” has the meaning specified in Section 4.5(a).
“Effective Date” means the date of this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
“Existing Credit Facility” means that certain revolving credit facility dated April 12, 2010, by and among the Company in its capacity as Borrower Representative for the Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and each of the Lenders named therein, as amended, restated, modified, renewed, refunded, replaced, or refinanced in accordance with Section B(2) of Article 7 of the Company’s certificate of incorporation or as otherwise consented to by the holders of class E common stock.
“Fair Market Value” shall mean:
(i)    Before a Qualified IPO, the value of shares of Common Stock of the Company held by any Person as determined, whenever the terms and provisions hereof call for a determination of the “Fair Market Value” of such shares (a “Subject Interest”), in good faith by a majority of the disinterested members of the Board of Directors to be, as of any applicable date, the fair market value of such Subject Interests.
(ii)    After a Qualified IPO, the value of a Subject Interest as determined by the weighted average of the daily Trading Prices of such Subject Interest for the twenty (20) consecutive Trading Days prior to the date in question. “Trading Price” shall mean with respect to the Subject Interest: (A) the sale prices on such day on the principal stock exchange on which such security is then listed or admitted to trading, (B) if such security is not listed or admitted to trading on any such exchange, the average of the trading prices of such security in the over-the-counter market on such day as reported by the National Association of Securities Dealers Automated Quotation System, (C) if such firm is not engaged in the business of reporting such prices, as reported by a similarly generally accepted reporting service or (D) if no such service is available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose. “Trading Day” shall mean with respect to the Subject Interest: (A) if the applicable security is listed or admitted for trading on

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the New York Stock Exchange or other national or international securities exchange, a day on which the New York Stock Exchange or such other national or international securities exchange is open for business, (B) if the applicable security is quoted on the National Market System of the NASDAQ, a day on which trades may be made on such National Market System or (C) if the applicable security is not otherwise listed, admitted for trading or quoted, any Business Day.
“Fischer” has the meaning specified in the preamble hereto.
“Fischer Gift” has the meaning specified in the definition of Permitted Transferee.
“Fischer Offer” has the meaning specified in Section 8.2.
“Fischer Offer Deadline” has the meaning specified in Section 8.2.
“Fischer Parties” means Fischer and its Permitted Transferees, including without limitation its members, Mark A. Fischer, Trustee of the Mark A. Fischer 1994 Trust and Susan L. Fischer, Trustee of the Susan L. Fischer 1994 Trust, in their capacities as trustees.
“Fully-Diluted Common Stock” means, at any time, the then outstanding shares of Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise (including, with respect to all outstanding options, the “cashless-broker” exercise, if available, through procedures approved by the Company), conversion or exchange of all then-outstanding Common Stock Equivalents.
“GAAP” means generally accepted accounting principles as applied in the United States of America.
“Governmental Entity” means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.
“Group” means any Person and Affiliate(s) of that Person acting in concert for the purpose of acquiring, holding or disposing of equity interests in the Company in other than a public offering of such equity interests.
“Holder” means any Person owning of record on the books of the Company shares of Common Stock of the Company.
“HOOPP” has the meaning specified in the Recitals.
“HOOPP Purchase” has the meaning specified in the Recitals.“Indebtedness” means, with respect to any Person, without duplication, any of the following liabilities, whether secured (with or without limited recourse) or unsecured: (i) all liabilities for borrowed money; (ii) all liabilities evidenced by bonds, debentures, notes or other similar instruments or under financing or capital leases; (iii) all liabilities for guarantees of another Person in respect of liabilities of the type set forth in clauses (i) and (ii); (iv) all reimbursement obligations under letters of credit (including standby and commercial); and (v) all liabilities for accrued but unpaid interest

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expense and unpaid penalties, fees, charges and prepayment premiums that are payable, in each case, with respect to any of the obligations of a type described in clauses (i) through (iv) above.
“Information” has the meaning specified in Section 3.1.
“Managing Underwriter” has the meaning specified in Section 6.8.
“New Issuance Closing Date” has the meaning specified in Section 4.10.
“New Issuance Notice” has the meaning specified in Section 4.10.
“New Security” has the meaning specified in Section 4.10.
“Notice” has the meaning specified in Section 10.6.
“Observer” has the meaning specified in Section 3.1.
“Original Agreement” has the meaning specified in the preamble hereto.
“Original Date” means April 12, 2010.
“Other Party” means any Person who becomes a party to this Agreement other than the Company, the Principal Investors, their respective Affiliates and their respective Permitted Transferees.
“Other Permitted Transferee” means in the case of any Other Party, (i) any corporation, partnership, trust or other entity which is controlled by the applicable Other Party, (ii) upon the death of an Other Party, such Other Party’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries (collectively, “Associates”), and (iii) a voting trustee for one or more of the respective subsidiaries or Associates under the terms of a voting trust, provided, that at such time as such Other Party no longer satisfies the definition of Other Permitted Transferee, then any Transfer to such Other Party Transferee shall be treated as a Prohibited Transfer. In the event that any such Other Permitted Transferee shall cease to qualify as an Other Permitted Transferee after such Transfer, such Transferring Other Party shall cause such Other Permitted Transferee to transfer to such Other Party or another Other Permitted Transferee of such Other Party all Common Stock owned by such Other Permitted Transferee immediately prior to the time such Other Permitted Transferee would cease to be an Other Permitted Transferee of such Other Party.
“Party” or “Parties” has the meaning specified in the preamble hereto.
“Permitted Transferee” is defined only with respect to the Principal Investors, and means respectively for each (i) any corporation, limited liability company, partnership, trust or other entity which controls, is controlled by or is under common control with, the applicable Principal Investor, (ii) a voting trustee for any Principal Investor, as the case may be, under the terms of a voting trust, or (iii) any owner, including limited partners and members of CCMP, provided, that at such time as such Permitted Transferee no longer satisfies the definition of

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Permitted Transferee, then any Transfer to such Party shall be treated as a Prohibited Transfer. In the event that any Permitted Transferee ceases to be a Permitted Transferee of the Transferring Party, such Transferring Party shall cause such Permitted Transferee to Transfer to such Transferring Party or another Permitted Transferee all Common Stock owned by such Permitted Transferee immediately prior to the time such Permitted Transferee would cease to be a Permitted Transferee of such Principal Investor. Permitted Transferee also includes with respect to Fischer the children of Mark Fischer (including any trust established for the benefit of Mark Fischer’s children) with respect to the gift of up to an aggregate of 3,030 shares of Common Stock (such transfer the “Fischer Gift”).
“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.
“Piggyback Registration” has the meaning specified in Section 6.2.
“Piggyback Securities” has the meaning specified in Section 6.9.
“Preemptive Right Beneficiary” has the meaning specified in Section 4.10.
“Principal Investor Group” means, with respect to any Principal Investor, such Principal Investor and its Affiliates.
“Principal Investors” means CCMP, Fischer, Altoma and HOOPP.
“Prohibited Transfer” has the meaning specified in Section 4.6.
“Promissory Note” has the meaning specified in Section 4.3(b).
“Proportionate Percentage” has the meaning specified in Section 4.10.
“Proposed Price” has the meaning specified in Section 4.10.
“Public Offering” means an offering of Common Stock pursuant to a registration statement filed in accordance with the Securities Act.
“Public Offering Event” means the first date after which the Company has completed one or more Public Offerings as a result of which at least twenty percent (20%) of the outstanding Common Stock (after giving effect to such offerings) is publicly traded.
“Qualified IPO” means a consummated initial public offering of shares of Common Stock resulting in proceeds to the Company of at least two hundred fifty million dollars ($250,000,000), which is underwritten on a firm commitment basis by a nationally-recognized investment banking firm, and which results in the initial listing or quotation of the Common Stock on any national securities exchange.

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“Registrable Securities” means the Common Stock and any shares of Common Stock that are issuable upon the exercise of any right, including pursuant to any option, warrant or security convertible into shares of Common Stock or similar right and any other securities issued or issuable with respect to such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of stock, recapitalization, merger, consolidation or reorganization; provided, that any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and all of such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or it is eligible for sale under Rule 144 without respect to any volume limitations, unless the Company fails, upon request of the Holder accompanied by an opinion of counsel to the Holder, reasonably acceptable to the Company, to the effect that the Registrable Securities are eligible for resale under Rule 144 without respect to any volume limitations, to remove all restrictive legends on certificates representing such Registrable Security in connection with an anticipated Transfer of such Common Stock that is otherwise permitted by this Agreement or (iii) (A) it has been otherwise Transferred, (B) the Company has delivered a new certificate or other evidence of ownership for it not bearing any restrictive legend, other than the legend required pursuant to Section 10.5 of this Agreement, if applicable, and (C) it may be resold without registration under the Securities Act.
“Registration Expenses” has the meaning specified in Section 7.2.
“Required Filing Date” has the meaning specified in Section 6.1(d).
“Restriction” has the meaning specified in Section 10.5(b).
“ROFO Notice” has the meaning specified in Section 4.9(a).
“ROFO Notice Price” has the meaning specified in Section 4.9(a).
“ROFO Notice Terms” has the meaning specified in Section 4.9(a).
“ROFO Offer Deadline” has the meaning specified in Section 4.9(b).
“ROFO Offer Notice” has the meaning specified in Section 4.9(a).
“ROFO Parties” has the meaning specified in Section 4.9(a).
“ROFO Seller” has the meaning specified in Section 4.9(a).
“ROFO Shares” has the meaning specified in Section 4.9(a).
“Sale Notice” has the meaning specified in Section 8.1.

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“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
“Selling Holder” means a holder of Registrable Securities who is selling Registrable Securities pursuant to a registration statement under the Securities Act.
“Senior Notes” means the Company’s 9.875% Senior Notes due 2020, its 8.25% Senior Notes due 2021 and its 7.625% Senior Notes due 2022.
“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of March 23, 2010, by and among the Company and CCMP.
“Stockholder Group Member” has the meaning specified in Section 3.1.
“Subject Purchasers” has the meaning specified in Section 4.10(a).
“Subsidiary” means (i) any corporation or other entity a majority of the capital stock or other equity securities of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company, (ii) any limited liability company in which the Company or any direct or indirect Subsidiary is the sole managing member or (iii) any partnership in which the Company or any direct or indirect Subsidiary is a general partner.
“Suspension Period” has the meaning specified in Section 7.3.
“Tag-Along Notice” has the meaning specified in Section 4.4(a).
“Tag-Along Participants” has the meaning specified in Section 4.4(a).
“Tag-Along Percentage” has the meaning specified in Section 4.4(a).
“Tag-Along Securities” has the meaning specified in Section 4.4(a).
“Tag-Along Seller” has the meaning specified in Section 4.4(a).
“Transfer,” including the correlative terms “Transferring” or “Transferred,” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law), of shares of Common Stock (or any interest (pecuniary or otherwise) therein or right thereto), including, without limitation, derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, shares of Common Stock is transferred or shifted to another Person. For clarification purposes, any transfer of ownership of any Principal Investor shall be deemed a Transfer of such Principal Investor’s Common Stock.

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“Transferee” means any Person to whom any Holder or any Transferee thereof Transfers Common Stock in accordance with the terms hereof.
“Underwriter” means a securities dealer that purchases any shares of Common Stock as principal and not as part of such dealer’s market-making activities.
“Violation” has the meaning specified in Section 6.4.
“Voting Securities” means, at any time, shares of any class of Common Stock, which are then entitled to vote generally in the election of directors.
1.2    References; Gender; Number; Certain Phrases. References to this “Agreement” shall mean this Stockholders’ Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative. All references in this Agreement to an “Article,” “Section,” “Exhibit” or “Schedule” are to an Article, Section, Exhibit or Schedule of this Agreement, unless the context requires otherwise. Unless the context requires otherwise, the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of similar import refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein include the masculine, feminine and neuter gender, and the singular and the plural. The words “include,” “includes” and “including” shall mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively. All references herein to “dollars” or “$” refer to currency of the United States of America. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP.
1.3    Condition Precedent. This Agreement is subject to the condition precedent (the “Condition Precedent”) in favor of each Principal Investor (including HOOPP), that the HOOPP Purchase shall have been completed. The Original Agreement shall not be amended and restated, this Agreement shall not be effective and the Parties shall not be obligated hereby (except that each Principal Investor shall be obligated by this Section 1.3, which shall be effective), unless the Condition Precedent has been satisfied or has been waived in writing by all of the Principal Investors, and in the event the share purchase agreement providing for the HOOPP Purchase terminates without completion of the HOOPP Purchase, this Agreement shall automatically terminate without further action by the Parties. Upon such satisfaction or waiver of the Condition Precedent, the Original Agreement shall automatically be amended and restated by this Agreement solely for the purposes of reflecting amendments to the Original Agreement, and the Parties shall be obligated hereby. Each of the Principal Investors (other than HOOPP) covenants to HOOPP that each of the Original Agreement and this Agreement shall be in full force and affect, unamended, immediately prior to the completion of the HOOPP Purchase.
ARTICLE 2.
REPRESENTATIONS AND WARRANTIES

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2.1    Each of CCMP, Fischer, Altoma, HOOPP, and each other Party (other than the Company) that is not a natural person (as to itself only), hereby represents and warrants to the Company and the other Parties that:
(a)    it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization, as the case may be, with full power and authority under its certificate of incorporation and/or other organizational document(s) to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action;
(b)    this Agreement has been duly and validly executed and delivered by it and, upon the Effective Date, constitutes the binding obligation enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally, to general principles of equity (including a court’s discretionary authority with respect to granting specific performance) and to mandatory provisions of public policy; and
(c)    the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment, or decree applicable to it or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, by-laws or such other comparable organizational and governing document(s), as the case may be, or any agreement or other instrument to which it is a party or by which it is bound.
2.2    Each Party who is a natural person hereby represents and warrants (as to himself or herself only) to the Company and the other Parties that:
(a)    he (or she) has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by him (or her) of this Agreement and the consummation by him (or her) of the transactions contemplated hereby have been duly authorized by all necessary action;
(b)    this Agreement has been duly and validly executed and delivered by him (or her) and, upon the Effective Date, constitutes the binding obligation thereof enforceable against him (or her) in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally, to general principles of equity (including a court’s discretionary authority with respect to granting specific performance) and to mandatory provisions of public policy; and

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(c)    the execution, delivery and performance by him (or her) of this Agreement and the consummation by him (or her) of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which he (or she) is subject, (ii) violate any order, judgment or decree applicable to him (or her) or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which he (or she) is a party or by which he (or she) is bound.
2.3    The Company hereby represents and warrants to each other Party that:
(a)    it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority under its certificate of incorporation and other organizational documents to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action;
(b)    this Agreement has been duly and validly executed and delivered by the Company and, upon the Effective Date, constitutes the binding obligation thereof enforceable against the Company in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally, to general principles of equity (including a court’s discretionary authority with respect to granting specific performance) and to mandatory provisions of public policy; and
(c)    the execution, delivery and, upon the Effective Date, performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, bylaws or such other comparable organizational and governing document(s), as the case may be, or any agreement or other instrument to which the Company is a party or by which it is bound.
ARTICLE 3.
GOVERNANCE, STANDSTILLS AND OTHER MATTERS
3.1    Board Observer. The Company shall permit a representative of each of CCMP, Fischer, Altoma and HOOPP (each, an “Observer”) to attend all meetings of the Board of Directors and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to each Observer the right to receive all notices, reports and other communications sent to directors, at the same time they are transmitted to directors. The Observers may be excluded from any meeting or portion thereof and need not be provided such materials if a majority of the Board of Directors reasonably believes that the Observers’ attendance at such meeting or access to such information would: (i) adversely affect attorney-

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client privilege between the Company and its counsel; (ii) represent confidential or proprietary business information that could be misused by CCMP, Fischer, Altoma and/or HOOPP, as the case may be; or (iii) involve a conflict of interest between the Company and CCMP, Fischer, Altoma and/or HOOPP, as the case may be. Each of CCMP, Fischer, Altoma, HOOPP and their respective officers, directors, employees or agents (any of the foregoing, a “Stockholder Group Member”) agrees and acknowledges that it and its Observer will be bound by the confidentiality provisions of Section 10.7 of this Agreement. The Company acknowledges that each of CCMP, Fischer, Altoma and HOOPP and the Observers may have, from time to time, information (“Information”) that may be of interest to the Company regarding a wide variety of matters including, by way of example only, current and future investments and transactions with respect to other Persons that may be competitive with the Company. Each of the Company and the Parties agrees that CCMP, Fischer, Altoma and HOOPP and the Observers shall have no duty to disclose any Information to the Company or permit the Company to participate in any investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the maximum extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise or that could require CCMP, Fischer, Altoma and HOOPP or the Observers to disclose any such Information to the Company or offer any opportunity relating thereto to the Company; provided, that this provision shall not apply to Fischer so long as Mark Fischer is an officer of the Company.
3.2    Director Compensation. Members of the Board of Directors who are designees of the Holders shall not receive compensation for their services as board members. The Company will cause each director serving on the Board of Directors, any Committees or any Subsidiary board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with such service.
3.3    Voting Agreement of Altoma. Prior to a Qualified IPO, Altoma agrees that it shall not vote for the approval of (i) any merger, consolidation, conversion or a Demand IPO, (ii) an increase in the authorized number of the Company’s Common Stock, or the amendment of the Company’s certificate of incorporation to designate any new series of preferred stock for which stockholder approval is required, (iii) the sale of all or substantially all of the Company assets, or (iv) a termination of the Business of or liquidation or dissolution of the Company, unless Fischer votes for such approval.
3.4    Standstill Agreements.
(a)    Other than in connection with the exercise of its rights pursuant to Section 4.10, or any other transaction approved by the Board of Directors (which must include the approval of the board designees of the Company’s class E common stock), HOOPP agrees that it and its Affiliates will not, without the approval of the Board of Directors including the board designees of the Company’s class E common stock, acquire or publicly announce any intention to acquire shares of Common Stock to the extent HOOPP and its Affiliates would hold of record, beneficially own, or otherwise control the voting with respect to, in excess of 25.0% of the then-outstanding shares of Common Stock after giving effect to such acquisition.

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(b)    Prior to the maturity of all of the Senior Notes, each Holder agrees that it and its Affiliates will not Transfer or acquire shares of Common Stock in an amount that would cause a “Change of Control” (as such term is defined in the Company’s Indentures dated as of September 16, 2010, February 22, 2011 and May 2, 2012 by and among the Company, as Issuer, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee) to occur after giving effect to such Transfer or acquisition. Any Transfer or acquisition of Common Stock in violation of this Section 3.4(b) will be null and void, and of no legal force or effect. Notwithstanding the foregoing, (i) the Holders may transfer their shares of Common Stock pursuant to Section 4.5 and (ii) CCMP shall be permitted to Transfer its shares or acquire shares of Common Stock pursuant to Section 4.3, Section 4.9 and Article 8, so long as with respect to an acquisition of shares of Common Stock pursuant to Section 4.3 or Section 4.9 only that would cause a “Change of Control” as defined above, the Company is able to refinance its Senior Notes on terms not materially less favorable than the terms of each respective Senior Note and not on terms materially less favorable to similarly situated companies with similar credit ratings.
3.1    Termination of Rights. Notwithstanding anything to the contrary contained herein, all rights for any Party set forth in this Article 3 shall terminate and be of no further force and effect on the earlier of (x) the closing date of a Qualified IPO or (y) the date that such Party and its Permitted Transferees cease to beneficially own 5% or more of the Company’s Fully-Diluted Common Stock.
3.2    Financial Statements.
(d)    Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare and deliver to the Principal Investors, without any cost to such Principal Investors and within the time periods specified by the Exchange Act with respect to a non-accelerated filer (or such earlier date as the Company is required by the Exchange Act to file such documents), audited consolidated balance sheet of the Company as of the end of each fiscal year of the Company and the related audited consolidated statement of operations, changes in stockholders’ equity and cash flows of the Company for such fiscal year (or similar statements if such statements change as the result of changes in GAAP), together with the notes related thereto. Such financial statements shall be accompanied by a report of the Company’s independent accountants to the effect that such financial statements have been prepared in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit of such financial statements has been performed in accordance with GAAP. The filing of the financial statements with the Commission shall satisfy the foregoing obligations.
(e)    Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare and deliver to the Principal Investors, without any cost to such Principal Investors and within the time periods specified by the Exchange Act with respect to a non-accelerated filer (or such earlier date as the Company is required by the Exchange Act to file such documents), unaudited consolidated balance sheet of the Company as of the end of each fiscal quarter of the Company (other than the 4th quarter of any calendar year) and the related unaudited consolidated statement of operations, changes in

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stockholders’ equity and cash flows of the Company for such fiscal quarter and for the fiscal year to date (or similar statements if such statements change as the result of changes in GAAP), in each case setting forth in comparative form the corresponding figures for the preceding fiscal quarter and for the fiscal quarter of the prior fiscal year corresponding to the fiscal quarter just completed. The filing of the financial statements with the Commission shall satisfy the foregoing obligations.
(f)    The Company will prepare and within forty-five (45) days following each calendar month deliver to the Principal Investors, without any cost to such Principal Investors, monthly financial statements prepared in a form and with customary information substantially similar to the monthly financials attached hereto as Exhibit A with at least the same level of description and information as set forth therein.
3.3    Waiver of Claims.
The Company and each of its Subsidiaries hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each of its Affiliates not to exercise), any claims or rights that it or any of its Affiliates may now have or hereafter acquire against any holder of class D Common Stock, any holder of class E Common Stock or Affiliate thereof that arise from or relate to the existence, payment, performance or enforcement obligation of the Company, such Subsidiary or their respective Affiliates to any Indemnitee (as defined in the Company’s Second Amended and Restated Certificate of Incorporation, incorporated as amended) including any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether such right to claim, take or receive from any holder of class D Common Stock or any Affiliate thereof, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right.
ARTICLE 4.
TRANSFER OF SECURITIES
4.1    General Restrictions on Transfer of Common Stock.
(g)    Each Holder (other than CCMP and its Permitted Transferees) agrees that, until the occurrence of a Qualified IPO, it will not, directly or indirectly, Transfer any shares of Common Stock now owned or hereafter acquired by such party (or any interest therein) to any other Person, except as expressly permitted by this Agreement. CCMP and its Permitted Transferees agree that, except with respect to twenty percent (20%) of the Common Stock owned by them (calculated immediately subsequent to the closing contemplated by the Stock Purchase Agreement), which may be Transferred by CCMP and its Permitted Transferees at any time so long as the requirements of Transfer set forth in the proviso in Section 4.2(a) are met, they will not Transfer any shares of Common Stock now owned or hereafter acquired by them (or any interest therein) to any other Person, except as expressly permitted by this Agreement. In addition, notwithstanding the provisions of this Article 4, Fischer may not Transfer (other than to Permitted Transferees) more than 20% of the shares of Common Stock owned by Fischer as of

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the date of this Agreement (calculated prior to any sales pursuant to Section 4.1(b)). Notwithstanding the foregoing, the limitation of this Section 4.1 on each of CCMP and Fischer may, at any time, be waived by the express written waiver of the other.
(h)    Notwithstanding the foregoing, but subject to the limitations contained in the penultimate sentence of Section 4.1(a), Fischer may sell up to an aggregate of twenty-five million dollars ($25,000,000) of Common Stock in one or a combination of the following transactions: (i) up to ten million dollars ($10,000,000) of Common Stock to CCMP on the date hereof at the same price per share paid by CCMP for the Common Stock pursuant to the Stock Purchase Agreement; (ii) after eighteen (18) months following the Original Date and so long as a Qualified IPO has not yet occurred, up to fifteen million dollars ($15,000,000) of Common Stock in a private offering, provided, however, that if Fischer elects to sell Common Stock pursuant to this Section 4.1(b)(ii), Fischer must first offer to sell to CCMP all such Common Stock to be sold pursuant to this Section 4.1(b)(ii) and Fischer shall have all of the obligations of a ROFO Seller and the offer pursuant to this Section 4.1(b)(ii) shall be governed by the procedures set forth in Section 4.9, solely with respect to CCMP; and (iii) in connection with a Qualified IPO, the Company shall use its reasonable efforts to permit the sale of up to twenty-five million dollars ($25,000,000) of Common Stock, less the amount sold in Sections 4.1(b)(i) and (ii) above, if any.
(i)    Notwithstanding the foregoing, Altoma may sell up to ten million dollars ($10,000,000) of Common Stock to CCMP on the date hereof at the same price per share of Common Stock paid by CCMP for the Common Stock pursuant to the Stock Purchase Agreement.
4.2    Permitted Transferees.
(a)    Notwithstanding anything in this Agreement to the contrary (other than Section 4.8), any Principal Investor or any Permitted Transferee thereof may, without the consent of the Company or any of the Parties and without compliance with Sections 4.1, 4.4, 4.5 or 4.9, at any time Transfer any or all of its shares of Common Stock to one or more Permitted Transferees, provided that (i) the Transfer to such Person is not in violation of applicable U.S. federal or state securities laws, or other similar laws, and (ii) such Permitted Transferee(s) shall execute and deliver to the Company a written acknowledgement, in form and substance satisfactory to the Company, stating that such Permitted Transferee(s) agrees to be bound by the terms of this Agreement (on the same terms as such Transferring Person).
(b)    Notwithstanding anything in this Agreement to the contrary (but subject to Section 4.8), any Other Party may, without the consent of the Company or any of the Parties and without compliance with Sections 4.1, 4.4, 4.5, or 4.9 at any time Transfer any or all of its shares of Common Stock to one or more Other Permitted Transferees, provided that (i) the Transfer to such Person is not in violation of applicable U.S. federal or state securities laws, or other similar laws, (ii) such Permitted Transferee(s) shall execute and deliver to the Company a written acknowledgement, in form and substance satisfactory to the Company, stating that such Permitted Transferee(s) agrees to be bound by the terms of this Agreement (on the same terms as such Other Party), and (iii) if any such Other Permitted Transferee shall cease to qualify as an

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Other Permitted Transferee after such Transfer, such Transferring Other Party shall cause such Other Permitted Transferee to transfer to such Other Party or another Other Permitted Transferee of such Other Party all Common Stock owned by such Other Permitted Transferee immediately prior to the time such Other Permitted Transferee would cease to be an Other Permitted Transferee of such Other Party.
(c)    Notwithstanding anything in this Agreement to the contrary, upon the death of any Party who is a natural person, the Transfer of any or all of such Party’s shares of Common Stock to one or more of such Party’s legatees, heirs or trustees of a testamentary trust, or to an executor or administrator of the estate of such deceased Party incident to guardianship or probate proceedings involving such estate shall not require the consent of the Company or any of the Parties and shall not be subject to compliance with Sections 4.1, 4.4, 4.5 or 4.9 so long as (i) such Person(s) shall execute and deliver to the Company a written acknowledgement, in form and substance satisfactory to the Company, stating that such Person(s) agrees to be bound by the terms of this Agreement (on the same terms as such Other Party), and (ii) the Transfer to such Person(s) is not in violation of Applicable Law.
4.3    Altoma Shares.
(b)    After August 15, 2011, if the Common Stock of the Company is not listed on a national securities exchange or quoted on the Nasdaq National Market (or successor quotation system or exchange), the Altoma Parties will have the right, from time to time and in one or more transactions, to Transfer to any Person its Common Stock pursuant to a Demand Request as set forth in Section 6.1(b). However, notwithstanding Altoma’s right to a Demand Request set forth in Section 6.1(b), prior to making such Demand Request, each of the Altoma Parties agrees to offer its shares of Common Stock to be Transferred first to the Company (who may elect to purchase any or all of the offered shares) for purchase at Fair Market Value. Such offer by the Altoma Parties shall be in writing and delivered to the Company, CCMP and Fischer. In the event the Company elects to purchase less than all of Altoma’s shares of Common Stock offered for Transfer, the remaining shares will be offered to CCMP and Fischer pro rata based on percentage ownership of the Common Stock (who collectively may elect to purchase any or all of the remaining offered shares) at Fair Market Value. Should either of CCMP or Fischer elect to purchase less than their pro rata share of the Common Stock, the other Party may elect to purchase more than its pro rata share up to the full balance of offered shares remaining. The Company shall give written notice of its election to purchase such offered shares within twenty (20) Business Days after receipt of the Altoma Parties offer and CCMP and Fischer shall give written notice of their respective elections by the earlier of (i) twenty (20) Business Days following the written notice of election by the Company or (ii) forty (40) Business Days after the Altoma Parties’ original offer notice. In the event that the Company, CCMP or Fischer exercise the option to purchase the shares of Common Stock offered by the Altoma Parties pursuant to this Section, each of the Altoma Parties agrees to finance up to 66 2/3% of the purchase price payable by the Company or Fischer under substantially the same terms and conditions as specified under Section 4.3(b) of this Agreement, provided, that the amount permitted to be financed by the Company will be reduced by the amount of funds that are (i) reasonably available to the Company and may be used to purchase Altoma’s Common Stock without

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violation of the Existing Credit Facility or other document evidencing Indebtedness, and (ii) are not reasonably necessary for the ongoing operations or budgeted capital expenditures in the foreseeable future following the date of the Altoma offer. If the Company, CCMP and Fischer (i) provide notice of their intent not to purchase any of such offered shares, (ii) do not provide notice of their intent to purchase on or before forty (40) Business Days after the date of receipt of the Altoma Parties original offer notice, or (iii) fail to consummate a purchase of 100% of the shares offered by the Altoma Parties in accordance with this Section 4.3(a), each of the Altoma Parties will have the right, but not the obligation, for 120 days thereafter to: (1) Transfer in an offering the amount of Common Stock offered less the amount of shares of Common Stock Transferred to the Company and/or CCMP and the Fischer Parties pursuant to the offering in this Section 4.3(a), to any person at a price equal to or greater than the price at which it was offered to the Company, CCMP and Fischer, or if such proposed sale price is less than that offered to the Company, CCMP and Fischer, to provide the Company, CCMP and Fischer a right to purchase the remaining shares at the lower price (by complying again with the provisions of this Section 4.3(a)) before selling to another person, or (2) effect a Demand Request in accordance with Section 6.1(b), wherein each of the Altoma Parties agrees to offer for Transfer in such registration statement all of the Common Stock which has not been purchased pursuant to the offering in this Section 4.3(a). Transfers of shares of Common Stock by the Altoma Parties pursuant to this Section 4.3 shall not be subject to the provisions of Sections 4.1(a), 4.4 or 4.9. Notwithstanding anything in this Agreement to the contrary, the Company’s ability to participate in purchases of Common Stock under this Section 4.3 is subject to the approval of the holders of the Company’s class E common stock as set forth in the Company’s certificate of incorporation.
(c)    Any deferred portion of the purchase price pursuant to Section 4.3(a) above payable by the Company or Fischer shall be evidenced by a promissory note (“Promissory Note”) of the purchaser containing the following terms:
(i)    The Promissory Note shall bear interest at a fixed annual percentage rate equal to the prime rate in effect by JP Morgan Chase Bank, N.A. on the date of the Closing, may be prepaid at any time without penalty (any principal prepayment shall be applied against the next maturing installment of principal), shall provide for acceleration upon default, penalty interest, notice and opportunity to cure upon default, and such other standard and customary terms as the parties may agree. Except during any period in which the payments due under the Promissory Note are tolled pursuant to Section 4.3(b)(iii), the Promissory Note shall require equal semi-annual payments of principal plus accrued interest over a term of two (2) years. The first such payment shall be due on the first semi-annual anniversary of the closing of the sale pursuant to Section 4.3(a), and subsequent payments shall be due consecutively on the subsequent semi-annual anniversaries of such date until the second anniversary date at which time the unpaid balance of the Promissory Note plus accrued interest shall be due and payable.
(ii)    The payment of the Promissory Note shall be secured at any time and from time to time by that number of shares of Common Stock which equals

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one hundred fifty percent (150%) of the value of the unpaid principal amount remaining under the Promissory Note at such time, not to exceed in any case more than the original number of shares of Common Stock repurchased by the Company or purchased by Fischer. For purposes of this Section 4.3(b)(ii), the value of the shares of Common Stock held as security for the payment of the Promissory Note shall be their Fair Market Value. At any time and from time to time, the purchaser shall be entitled to a release of collateral to the extent that the value of the Common Stock held by the holder of the Promissory Note exceeds the unpaid principal amount remaining under the Promissory Note by more than fifty percent (50%). Upon request by the purchaser for such release, the holder of the Promissory Note shall exchange the stock certificate held as collateral for a new stock certificate which reflects the release of shares pursuant to this provision. In addition to the release of collateral described above, the purchaser shall have the right, at any time and from time to time, to substitute certificates of deposit issued by any state or national bank as security for the purchaser’s obligations. The shares of Common Stock shall be released in such amount so that the sum of the face value of the certificate of deposit and one hundred fifty percent (150%) of the Fair Market Value of the shares of Common Stock retained by the holder of the Promissory Note as of the end of the most recent fiscal quarter for the Company for which financial statements are available equals the unpaid principal amount remaining under the Promissory Note. So long as the purchaser is not in default under the Promissory Note, the purchaser shall be entitled to receive all interest earned on such substituted collateral.
(iii)    Any Promissory Note issued by the Company pursuant to this Section 4.3(b) shall provide that it is payable only out of “surplus” (as described in §154 of the Delaware General Corporation Law), and shall further provide that, in the event the Company shall not, at the time set for any payment, have available an adequate surplus from which to make such payment, or any portion thereof, the Company shall not make such payment, or such portion thereof, as the case may be, and the date for payment, or such portion thereof, shall be tolled, with interest accruing thereon until such surplus is available. The provisions of this Agreement regarding the Company’s issuance and payment of Promissory Notes only from surplus shall not be construed to impose on the Company any obligation to create or generate any surplus of any type whatsoever. However, each year the Company shall not declare any cash or stock dividend or voluntarily cause any other charge to be made against surplus if the result thereof would be to cause surplus to fall below the level needed to make any payment(s) on a Promissory Note(s) which is payable during such year period or whose payment has been and is, at the time of such dividend or charge, tolled pursuant to this Section 4.3(b)(iii). In the event the payment of any installment on any Promissory Note is tolled for a period of more than six (6) months, such Promissory Note shall be in default, and the holder of such Promissory Note may, upon notice of default by the holder and failure of the payee to make such payment within 30 days after the date such notice is received, declare the

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principal and all interest accrued thereon to be due and payable and may foreclose on any shares of Common Stock or other collateral which shall be the security therefor.
(d)    Notwithstanding the foregoing, if the exercise by CCMP of its rights under this Section 4.3 would cause a “Change of Control” as defined in Section 3.4(b), the period of time to consummate the transactions contemplated by this Section 4.3 can be delayed for up to 90 days to effect a refinancing of the Company’s outstanding Senior Notes as contemplated by Section 3.4(b).
4.4    Tag-Along Rights.
(a)    Prior to a Qualified IPO, in the event of a proposed Transfer by a Holder (a “Tag-Along Seller”) of more than 5% of the outstanding shares of Common Stock in one or a series of related transactions for value in a Bona Fide Offer other than (w) Transfers made pursuant to Section 4.1(a) by CCMP, and Transfers pursuant to Section 4.1(b), Section 4.1(c) or Section 4.3, (x) to a Permitted Transferee or Other Permitted Transferee, (y) in connection with a Qualified IPO, or (z) any transaction in which all of the Parties agree to participate, the Holders other than the Tag-Along Seller (the “Tag-Along Participants”) shall have the right to participate on the same terms and conditions and for the same consideration per share of Common Stock as the Tag-Along Seller in the Transfer in the manner set forth in this Section 4.4, regardless of whether the purchaser is a Holder exercising its right to purchase the Tag-Along Securities (defined below) by exercise of the rights of first offer set forth in Section 4.9 hereof or otherwise. Prior to any such Transfer, the Tag-Along Seller shall deliver to the Company prompt written notice (the “Tag-Along Notice”), which the Company will forward to the Tag-Along Participants within five (5) days of receipt thereof, which notice shall state (i) the name of the proposed Transferee, (ii) the number of shares of Common Stock proposed to be Transferred (the “Tag-Along Securities”) and the percentage (the “Tag-Along Percentage”) that such number of shares constitute of the total number of shares of Common Stock owned by such Tag-Along Seller, (iii) the proposed purchase price therefore, including a description of any non-cash consideration sufficiently detailed to permit the determination of the Fair Market Value thereof, and (iv) the other material terms and conditions of the proposed Transfer, including the proposed Transfer date (which date may not be less than twenty (20) days after delivery to the Tag-Along Participants of the Tag-Along Notice). Such notice shall be accompanied by a written offer from the proposed Transferee to purchase the Tag-Along Securities, which offer may be conditioned upon the consummation of the sale by the Tag-Along Seller, or the most recent drafts of the purchase and sale documentation between the Tag-Along Seller and the Transferee which shall make provision for the participation of the Tag-Along Participants in such sale consistent with this Section 4.4. A Tag-Along Seller may only Transfer its shares of Common Stock under this Section 4.4 if it has satisfied the provisions of Section 4.1(b), Section 4.5 and Section 4.9, as applicable, with respect to such proposed Transfer.
(b)    Each Tag‑Along Participant may elect to participate in the proposed Transfer to the proposed Transferee identified in the Tag-Along Notice by giving written notice to the Company and to the Tag-Along Seller within the fifteen (15) day period after the delivery

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of the Tag-Along Notice to such Tag-Along Participant, which notice shall state that such Tag‑Along Participant elects to exercise its rights of tag‑along under this Section 4.4 and shall state the maximum number of shares sought to be Transferred (which number may not exceed the product of (i) all shares of Common Stock owned by such Tag-Along Participant, multiplied by (ii) the Tag-Along Percentage). Each Tag‑Along Participant shall be deemed to have waived its right of tag‑along with respect to the Tag-Along Securities hereunder if it fails to give notice within the prescribed time period. The proposed Transferee of Tag-Along Securities will not be obligated to purchase a number of shares of Common Stock exceeding that set forth in the Tag-Along Notice, and in the event such Transferee elects to purchase less than all of the additional shares of Common Stock sought to be Transferred by the Tag‑Along Participants, the number of shares of Common Stock to be Transferred by the Tag-Along Seller and each such Tag‑Along Participant shall be reduced so that each such Holder is entitled to sell its pro rata portion (based on percentage ownership of Common Stock) of the number of shares of Common Stock the proposed Transferee elects to purchase (which in no event may be less than the number of Tag-Along Securities set forth in the Tag-Along Notice).
(c)    Each Tag‑Along Participant, if it is exercising its tag‑along rights hereunder, shall deliver to the Tag-Along Seller at the closing of the Transfer of the Tag-Along Seller’s Tag-Along Securities to the Transferee certificates representing the Tag-Along Securities to be Transferred by such Holder, duly endorsed for transfer or accompanied by stock powers duly executed, in either case executed in blank or in favor of the applicable purchaser against payment of the aggregate purchase price therefor by wire transfer of immediately available funds. Each Party participating in a sale pursuant to this Section 4.4 shall receive consideration in the same form and per share amount after deduction of such Party’s proportionate share of the related expenses. Each Party participating in a sale pursuant to this Section 4.4 shall agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Tag-Along Seller so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each Party; provided, that any general indemnity given by the Tag-Along Seller, applicable to liabilities not specific to the Tag-Along Seller, to the Transferee in connection with such sale shall be apportioned among the Parties participating in a sale pursuant to this Section 4.4 according to the consideration received by each such Party and shall not exceed such Party’s net proceeds from the sale; provided, further, that any representation relating specifically to a Party and/or its ownership of Common Stock to be Transferred shall be made only by that Party. The fees and expenses incurred in connection with a sale under this Section 4.4 and for the benefit of all Parties (it being understood that costs incurred by or on behalf of a Party for his, her or its sole benefit will not be considered to be for the benefit of all Parties), to the extent not paid or reimbursed by the Company or the Transferee or acquiring Person, shall be shared by all the Parties on a pro rata basis, based on the consideration received by each Party in respect of its Common Stock to be Transferred; provided that no Party shall be obligated to make any out-of-pocket expenditure prior to the consummation of the transaction consummated pursuant to this Section 4.4 (excluding de minimis expenditures). The proposed Transfer date may be extended beyond the date described in the Tag-Along Notice to the extent necessary to obtain required approvals of Governmental Entities and other required approvals and the Company and the Parties shall use their respective commercially reasonable efforts to obtain such approvals.

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(d)    If the Tag-Along Seller sells or otherwise Transfers to the Transferee any of its shares of Common Stock in breach of this Section 4.4, then each Tag-Along Participant shall have the right to sell to each Tag-Along Seller, and each Tag-Along Seller undertakes to purchase from each Tag-Along Participant, the number of shares of Common Stock that such Tag-Along Participant would have had the right to sell to the Transferee pursuant to this Section 4.4, for a per share amount and form of consideration and upon the terms and conditions on which the Transferee purchased such shares of Common Stock from the Tag-Along Seller, but without any indemnity being granted by any Tag-Along Participant to the Tag-Along Seller; provided that nothing contained in this Section 4.4(d) shall preclude any Party from seeking alternative remedies against any such Tag-Along Seller as a result of its breach of this Section 4.4.
4.5    Drag Along Right.
(a)    Prior to a Qualified IPO, (i) So long as Fischer owns at least 80% of the shares of Common Stock owned by Fischer as of the date of this Agreement (calculated prior to any sales pursuant to Section 4.1(b) and treating the shares of Common Stock Transferred pursuant to the Fischer Gift as being owned by Fischer), if both CCMP and Fischer propose to Transfer all of their Common Stock, representing more than 50% of the aggregate Voting Securities of the Company, or (ii) if Fischer does not own at least 80% of the shares of Common Stock that Fischer owns as of the date of this Agreement (calculated prior to any sales pursuant to Section 4.1(b) and treating the shares of Common Stock Transferred pursuant to the Fischer Gift as being owned by Fischer), if CCMP (so long as CCMP beneficially owns 5% or more of the Company’s Fully-Diluted Common Stock) by itself or along with any other Holders propose to Transfer all of their Common Stock, representing more than 50% of the aggregate Voting Securities of the Company (the “Drag Transaction”), then if requested by the Holder(s) Transferring such Common Stock (the “Drag-Along Seller(s)”), each other Holder (each, a “Dragged Party”) shall (i) be required to sell all of the Common Stock held by it of the same class or series as any of the Common Stock to be Transferred (or then convertible into any such class or series) in the Drag Transaction, and (ii) vote for, consent to, raise no objections to and take all actions reasonably required, necessary or desirable in connection with, such Drag Transaction.
(b)    The consideration to be received by a Dragged Party shall be the same form and amount of consideration per share to be received by the Drag-Along Seller(s), and the terms and conditions of such sale shall be the same as those upon which the Drag-Along Seller(s) sells its Common Stock.  In connection with the Drag Transaction, each Dragged Party will agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Drag-Along Seller(s) so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each Holder; provided, that (i) any general indemnity given by the Drag-Along Seller(s), applicable to liabilities not specific to the Drag-Along Seller(s), to the purchaser in connection with such sale shall be apportioned among the Dragged Parties according to the consideration received by each Dragged Party and shall not exceed such Dragged Party’s net proceeds from the sale, (ii) that any representation relating specifically to a Dragged Party and/or its Common Stock shall be made only by that Dragged Party, and (iii) in no event shall any Holder be obligated to agree to any

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non-competition covenant or other similar agreement as a condition of participating in such Transfer.
(c)    The fees and expenses incurred in connection with a sale under this Section 4.5 and for the benefit of all Holders (it being understood that costs incurred by or on behalf of a Holder for his, her or its sole benefit will not be considered to be for the benefit of all Holders), to the extent not paid or reimbursed by the Company or the Transferee or acquiring Person, shall be shared by all the Holders on a pro rata basis, based on the consideration received by each Holder in respect of its Common Stock; provided that no Holder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the transaction consummated pursuant to Section 4.5 (excluding de minimis expenditures).
(d)    The Drag-Along Seller(s) shall provide written notice (the “Drag-Along Notice”) to each other Dragged Party of any proposed Drag Transaction as soon as practicable following its exercise of the rights provided in Section 4.5(a). The Drag-Along Notice shall set forth the consideration to be paid by the purchaser for the securities, the identity of the purchaser and the material terms of the Drag Transaction.
(e)    If any holders of Common Stock of any class are given an option as to the form and amount of consideration to be received in the Drag Transaction, all holders of Common Stock of such class shall be given the same option.
(f)    Upon the consummation of the Drag Transaction and delivery by any Dragged Party of the duly endorsed certificate or certificates representing the Common Stock held by such Dragged Party to be sold together with a stock power duly executed in blank, the acquiring Person shall remit directly to such Dragged Party, by wire transfer of immediately available funds, the consideration for the securities sold pursuant thereto.
4.6    Prohibited Transfers. Except as specifically set forth in Section 4.4(b), any purported Transfer of shares of Common Stock by a Party that is not permitted by the provisions of Article 4, or which is in violation of such provisions, shall be void and of no force and effect whatsoever (each, a “Prohibited Transfer”).
4.7    Certain Events Not Deemed Transfers. In no event shall any of the following constitute a transfer of shares of Common Stock for purposes of Sections 4.1, 4.3, 4.4, 4.5 or 4.9 or be subject to the terms hereof: (i) an exchange, reclassification or other conversion of shares of Common Stock into any cash, securities or other property pursuant to a merger, consolidation or recapitalization of the Company or any Subsidiary with, or a sale or transfer by the Company or any Subsidiary of all or substantially all its assets to, any Person; or (ii) an exercise or conversion of Common Stock into shares of Common Stock in accordance with the terms thereof.
4.8    Transfers Subject to Compliance with Securities Act and Other Applicable Law. No shares of Common Stock may be Transferred by a Party (other than pursuant to an effective registration statement under the Securities Act) unless such Party first delivers to the Company an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company,

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to the effect that such Transfer is not required to be registered under the Securities Act and any other Applicable Law.
4.9    Right of First Offer.
(a)    Prior to a Qualified IPO, subject to and excluding (w) any Transfers by CCMP pursuant to Section 4.1(a), (x) Transfers by Fischer pursuant to Section 4.1(b), (y) Transfers by Altoma pursuant to Section 4.1(c), and (z) any Transfers made pursuant to (i) an offering of equity securities registered under the Securities Act, (ii) Section 4.2, (iii) Section 4.3, (iv) Section 4.5 pursuant to a sale in which the Drag-Along Sellers are exercising drag-along rights, and (v) Section 4.7, in the event that, subsequent to four (4) years after the Original Date in the event CCMP or Fischer or any of their Permitted Transferees (such Person referenced in subsections (A) and (B), the “ROFO Seller”) desires to Transfer shares of Common Stock owned by it to any Person, such ROFO Seller shall notify in writing (the “ROFO Notice”) the Holders other than the ROFO Seller (the “ROFO Parties”) and the Company, of: (A) its desire to Transfer such shares of Common Stock, (B) the number of shares proposed to be Transferred (the “ROFO Shares”) and (C) the price at which the ROFO Seller is willing to sell the ROFO Shares (the “ROFO Notice Price”), and (D) other terms of such proposed sale (the “ROFO Notice Terms”). The ROFO Seller(s) will negotiate in good faith for a period of not less than 21 days after the date of the ROFO Notice with any ROFO Parties who express an interest in acquiring the ROFO Shares. The ROFO Parties shall be entitled, but not required, within 21 days after the delivery date of the ROFO Notice, to deliver a cash offer notice (an “ROFO Offer Notice”) to the ROFO Seller of their offer for all, or any portion, of the ROFO Shares set forth in the ROFO Notice. If any ROFO Offer Notice is accepted by the ROFO Seller, each ROFO Party timely delivering a ROFO Offer Notice shall have the right to acquire a pro rata number of ROFO Shares based on the relative number of shares of Common Stock then owned by all of the ROFO Parties timely delivering a ROFO Offer Notice.
(b)    Unless the ROFO Seller and the ROFO Parties otherwise agree, in the event ROFO Offer Notices at least equal to the ROFO Notice Price are not delivered to the ROFO Seller on or prior to the date 21 days after the delivery date of the ROFO Notice (the “ROFO Offer Deadline”), the offer shall be deemed rejected with respect to such ROFO Shares so offered, and, at any time within 120 days after the ROFO Offer Deadline, the ROFO Seller shall be entitled to sell any ROFO Shares not Transferred pursuant to the ROFO Offer Notices on terms no more favorable than that ROFO Notice Terms and for a cash price equal to or greater than the ROFO Notice Price. After the expiration of such 120-day period, if the ROFO Seller has not sold, the ROFO Seller may not Transfer the ROFO Shares without complying again with the provisions of this Section 4.9.
(c)    To the extent ROFO Offer Notices are delivered and are accepted or deemed accepted by the ROFO Seller, the closing for the Transfer of the ROFO Shares shall be consummated at 9:00 a.m. Oklahoma City time on the date 30 days following the ROFO Offer Deadline, at the Company’s principal executive offices, or at such other time, date and place as mutually agreed by the ROFO Seller and the ROFO Parties. At the closing, the purchase price shall be paid in the form of a cashier’s check or by wire transfer in same day funds, and the

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ROFO Seller shall deliver stock certificates representing the ROFO Shares so purchased, accompanied by duly executed stock powers, free and clear of all liens, encumbrances and adverse claims (other than encumbrances as set forth in this Agreement), and such other instruments or documents as are deemed necessary by the Company for the proper Transfer of the ROFO Shares so Transferred on the books of the Company. The Company, the ROFO Seller, and the ROFO Parties shall cooperate in good faith in obtaining all necessary governmental and third-party consents, approvals or waivers required for the closing. The closing may be delayed, to the extent required, until the next succeeding day following the expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the obtaining of any necessary government approvals.
(d)    Notwithstanding the foregoing, if the exercise by CCMP of its rights under this Section 4.9 would cause a “Change of Control” as defined in Section 3.4(b), the period of time to consummate the transactions contemplated by this Section 4.9 can be delayed for up to 90 days to effect a refinancing of the Company’s outstanding Senior Notes as contemplated by Section 3.4(b).
4.10    Preemptive Rights.
If, prior to the consummation of, a Qualified IPO, the Company or any Subsidiary wishes to issue and sell any shares of Common Stock or any security convertible into or exchangeable for Common Stock (a “New Security”) to any Person or Persons (collectively, the “Subject Purchasers”) other than (A) in a Public Offering pursuant to a Demand IPO, in connection with a Qualified IPO or in connection with or following a Public Offering Event, (B) an issuance to directors, officers, employees and consultants of the Company and its Subsidiaries of restricted Common Stock and/or stock options exercisable for shares of Common Stock pursuant to any equity incentive plan of the Company or any Subsidiary approved by CCMP, as well as the issuance of Common Stock upon the exercise of such options (it being understood that the proviso in this clause (B) shall not apply to, or include, options assumed in connection with any transaction described in the following clause (C)); (C) the issuance of any equity security in connection with (1) any arms-length merger, consolidation, share exchange or similar transaction of the Company or any Subsidiary with any other Person or (2) the arms-length strategic acquisition by the Company or any of its Subsidiary of the capital stock (or other equity interests) or assets of any other Person; or (D) an issuance of shares of Common Stock or any security convertible into or exchangeable for Common Stock pursuant to the conversion or exchange of a New Security the issuance of which was subject to this Section 4.10, then the Company shall also offer such New Securities to the Principal Investor Group and its Permitted Transferees by sending written notice (the “New Issuance Notice”) to such Principal Investor Group and Permitted Transferees (“Preemptive Right Beneficiary”) at least fifteen (15) days prior to the issuance and sale of the New Securities. The New Issuance Notice shall state (a) the number of shares, notes or other securities, as applicable, of New Securities proposed to be issued and sold and the terms of such New Securities, (b) the proposed purchase price per share, note or other security, as applicable, of the New Securities that the Company is willing to accept (the “Proposed Price”) and the terms and conditions of the purchase of such New Securities, (c) the proposed date on which the New Securities will be sold (the “New Issuance Closing Date”),

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and (d) each Holder’s Proportionate Percentage. For purposes hereof, each Preemptive Right Beneficiary’s “Proportionate Percentage” means, with respect to any Preemptive Right Beneficiary, the percentage of the New Securities allocated to such Preemptive Right Beneficiary to be determined by dividing (a) the total number of shares of Fully-Diluted Common Stock owned by such Preemptive Right Beneficiary (excluding shares issuable upon exercise of employee stock options), by (b) the total number of shares of Fully-Diluted Common Stock owned by all Preemptive Right Beneficiaries (excluding shares issuable upon exercise of employee stock options).
ARTICLE 5.
INITIAL PUBLIC OFFERING
5.1    Demand IPO. Notwithstanding anything in this Agreement to the contrary, at any time (i) following the date that is eighteen (18) months after the Original Date, either (A) CCMP or (B) a majority in interest of the class B common stock and the class C common stock, voting as a single class, shall have the right, by delivery of a written notice to the Company, to demand that the Company engage in a Qualified IPO (a “Demand IPO”), if the price per share to be received by the Company or such Party or Parties, as the case may be, in such Demand IPO is at least 1.75 times the price per share paid by CCMP for the Common Stock pursuant to the Stock Purchase Agreement (as such price paid per share by CCMP is appropriately adjusted to reflect any stock splits, stock dividends or other similar recapitalizations), or (ii) following the date that is four (4) years after the Original Date, CCMP shall have the right, by delivery of a written notice to the Company, to demand a Demand IPO. Upon delivery of such notice, the Company, the Principal Investors and any Permitted Transferees of any of the foregoing shall cooperate and use their respective reasonable best efforts to facilitate the consummation of the Demand IPO, including, but not limited to, taking, facilitating or observing the actions and obligations specified in Article 7. The Board of Directors shall have the right to appoint investment banking and legal advisors to assist the Company with the actions required under this Article 5, such investment banking and legal advisors to be reasonably acceptable to CCMP.
ARTICLE 6.
REGISTRATION RIGHTS; PIGGYBACK REGISTRATION
6.1    Demand Registration Rights.
(e)    At any time after a Qualified IPO (the “Demand Period”), each of CCMP, Fischer and Altoma may on up to three (3) occasions make a written request of the Company (a “Demand Request”) for registration under the Securities Act (a “Demand Registration”) of Registrable Securities held by such Party or Parties, as the case may be, provided that such Registrable Securities shall have proposed offering proceeds for such offering that equal or exceed the lesser of (i) the remaining shares of Common Stock owned by such Principal Investor and (ii) US $50 million (or US $10 million in the event the Company is able to register such Registrable Securities on Form S-3).

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(f)    In addition to the Demand Requests pursuant to Section 6.1(a), Altoma may make one (1) request for registration under the Securities Act of the Common Stock held by them at any time after the date that is eighteen (18) months after the Original Date and prior to the date that notice relating to a Demand IPO has been given as provided in Section 5.1, a registration statement for a Qualified IPO has been filed or a Qualified IPO has been consummated, provided that (i) such Registrable Securities shall have proposed offering proceeds for such offering that equals or exceeds the price paid by CCMP for the Common Stock pursuant to the Stock Purchase Agreement (as such price paid per share by CCMP is appropriately adjusted to reflect any stock splits, stock dividends or other similar recapitalizations), (ii) the offering to be undertaken by Altoma does not involve a primary offering of Common Stock by the Company, and (iii) the corporate governance rights of CCMP, including without limitation, those contained in this Agreement and the Company’s certificate of incorporation, shall survive such offering. The rights of Altoma set forth in this Section 6.1(b) shall terminate and be of no further force and effect if the Board of Directors of the Company recommends a transaction that would result in a Qualified IPO occurring prior to August 15, 2011, and such party votes against the proposed transaction. For the avoidance of doubt, the obligations of the Company pursuant to this Section 6.1(b) shall be limited to the registration of the Registrable Securities pursuant to a registration statement effective with the Commission only, and the Company shall have no obligation to list or market such Registrable Securities hereunder.
(g)    The Company may defer the filing (but not the preparation) of a registration statement required by this Section 6.1 until a date not later than 60 days after the Required Filing Date (as defined below) if (i) at the time the Company receives the Demand Request, the Company or its Subsidiaries are engaged in confidential negotiations, other confidential business activities or is otherwise in possession of material non-public information, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders, (ii) an investment banking firm advises the Company that effecting such registration would materially and adversely affect an offering of securities of the Company, or (iii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company’s equity securities for the Company’s account and the Company had taken substantial steps (including, but not limited to, selecting (subject to the terms of this Agreement) and entering into a letter of intent with the Managing Underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 6.1(c) shall be lifted, and the requested registration statement shall be filed forthwith, if: in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated; in the case of a deferral pursuant to clause (ii) of the preceding sentence, such investment banking firm advises the Company that effecting such registration would no longer materially and adversely affect an offering of securities of the Company; or, in the case of a deferral pursuant to clause (iii) of the preceding sentence, the proposed registration for the Company’s account is abandoned. In order to defer the filing of a registration statement pursuant to this subsection (c), the Company shall promptly, upon determining to seek such deferral, deliver to a requesting holder a certificate signed by the president or chief executive officer of

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the Company stating that the Company is deferring such filing pursuant to this Section 6.1(c) and the basis therefor in reasonable detail. Within twenty (20) days after receiving such certificate, the requesting holder for which registration was previously requested may withdraw such request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. Notwithstanding the foregoing, the Company may not defer the filing of a registration statement pursuant to this Section 6.1(c) more than twice every 12 months.
(h)    Each Demand Request shall specify the number of shares of Registrable Securities proposed to be sold. Subject to this Section 6.1(d), the Company shall use its commercially reasonable efforts to file the Demand Registration within 60 days after receiving a Demand Request (the “Required Filing Date”) and shall use all commercially reasonable efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing, provided that the Company need effect only one Demand Registration at any time in accordance with this Section 6.1. The Company shall pay all of its fees, costs and expenses, other than underwriting discounts and commissions, related to any such Demand Registration; provided, however, if the Demand Registration is subsequently withdrawn by the Party or Parties initiating the Demand Registration, the Party or Parties may decide either (i) to pay pro rata any expenses of such registration and retain their rights to such Demand Registration or (ii) to elect to have the Company bear such expenses (in which event such Demand Registration shall count as one of such Party’s demands for Demand Registration).
(i)    Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to register any Person’s Registrable Securities pursuant to a Demand Registration unless such Person accepts the terms of the underwriting agreement, if any, between the Company and the Underwriter.
6.2    Piggyback Registration. Subject to the provisions of this Agreement, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of any equity securities by the Company for its own account or for the account of any of its equity holders, including a registration statement filed pursuant to Section 6.1, (other than a registration statement on Form S-4 or Form S-8 (or such corresponding forms adopted by the Commission for use by foreign issuers), or any substitute form that may be adopted by the Commission, or any registration statement filed in connection with an exchange offer or offering of securities solely to the Company’s existing security holders), then the Company shall give written notice of such proposed filing to the Principal Investors as soon as practicable (but in no event less than 30 days before the anticipated effective date of such registration statement), and such notice shall offer each such Party and its Permitted Transferees the opportunity to register the Applicable Percentage of the Registrable Securities held by each such Party and its Permitted Transferees (a “Piggyback Registration”). Subject to the limitations in Sections 6.3, 6.4, 6.5, 6.6 and 6.9 hereof, the Company shall include in each such Piggyback Registration all Registrable Securities requested to be included in the registration for such offering. Each such holder of Registrable Securities shall be permitted to withdraw all or part of such holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

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6.3    Obligations of the Company. Whenever required under this Article 6 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(g)    Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to be declared effective, and keep such registration statement effective for up to 120 days; provided, however, that if Holders of Registrable Securities holding shares having an aggregate value in excess of ten million dollars ($10,000,000) request that such registration statement be filed on Form S-3 under Rule 415 on a continuous basis and such filing is permitted under applicable Commission rules, the Company shall keep such registration statement effective until all such Registrable Securities are sold thereunder and/or cease to be Registrable Securities, or for two years if earlier, provided that the aggregate value of shares registered under such registration statement also exceeds ten million dollars ($10,000,000).
(h)    Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or such longer period in connection with a Rule 415 offering described in Section 6.3(a) above.
(i)    Furnish to the Parties such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
(j)    Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as shall be reasonably requested by the Parties, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(k)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Managing Underwriter of such offering.
(l)    Notify each Party covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days, or such longer period in connection with a Rule 415 offering described in Section 6.3(a) above.

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(m)    Except for registrations pursuant to Section 6.1(b), use its reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which the same securities issued by the Company are then listed.
(n)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
(o)    Except for registrations pursuant to Section 6.1(b), use its reasonable efforts to furnish, at the request of any Party requesting registration of Registrable Securities pursuant to this Article 6, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article 6, if such securities are being sold through Underwriters, or, if such securities are not being sold through Underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to Underwriters in an underwritten public offering, addressed to the Underwriters, if any, and to the Party or Parties requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Parties requesting registration of Registrable Securities.
6.4    Indemnification. In the event any Registrable Securities are included in a registration statement under this Article 6:
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Party, each of its officers, directors, partners, legal counsel, accountants, and any underwriter (as defined in the Securities Act) for such Party and each Person, if any, who controls such Party or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Party, each of its officers, directors, partners, legal counsel, accountants, and any underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.4(a) shall not apply

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to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Party, each of its officers, directors, partners, legal counsel, accountants, and any underwriter or controlling Person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Party, underwriter or controlling Person.
(b)    To the extent permitted by law, each selling Party will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, legal counsel for the Company, accountants for the Company, any underwriter, any other Party selling securities in such registration statement and any controlling Person of any such underwriter or other Party, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Party expressly for use in connection with such registration; and each such Party will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 6.4(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Party, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Section 6.4(b) exceed the net proceeds from the offering received by such Party, except in the case of willful fraud by such Party.
(c)    Promptly after receipt by an indemnified party under this Section 6.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.4, but the omission so to deliver written

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notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.4.
(d)    If the indemnification provided for in Section 6.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Party under this Section 6.4(d) exceed the net proceeds from the offering received by such Party, except in the case of willful fraud by such Party. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to the Company and the Parties.
(f)    The obligations of the Company and Parties under Section 6.4 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article 6, and otherwise.
6.5    Reports Under Exchange Act. With a view to making available to the Parties the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Party to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
(a)    make and keep public information available, as those terms are understood and defined in Commission Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;
(b)    take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Parties, if requested pursuant to a Demand Registration, to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

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(c)    file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(d)    furnish to any Party, so long as the Party owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Commission Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Party of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.
6.6    No Assignment of Demand Rights. The rights to cause the Company to register Registrable Securities pursuant to Section 6.1 may not be assigned to third parties except to a Permitted Transferee controlled by CCMP, Fischer or Altoma.
6.7    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder registration rights that are more favorable than the registration rights of CCMP, Fischer or Altoma.
6.8    Selection of Underwriters. The Board of Directors shall have the right to designate the book-running managing Underwriter(s) (the “Managing Underwriter(s)”) with respect to any Piggyback Registration or Demand Registration, or with respect to any other underwritten public offering of Registrable Securities or other securities of the Company and shall select such additional Underwriters to be used in connection with the offering, if any, provided that, with respect to any Piggyback Registration or Demand Registration triggered by CCMP or in which CCMP is a participant, such Managing Underwriter designation shall be reasonably acceptable to CCMP. The Board of Directors shall also have the right to select one or more co-managers for each such offering if the Board of Directors, in their sole discretion, shall determine that any be necessary, and the underwriting fees related to any such offering shall be allocated among any such co-managers in such proportions as the Board of Directors shall determine. In the event of any such offering, the Managing Underwriter(s), the Company and any selling stockholders will enter into an agreement appropriate to the circumstances, containing provisions for, among other things, compensation, indemnification, contribution, and representations and warranties, which are usual and customary for similar agreements entered into by the Managing Underwriter(s) or other investment bankers of national standing acting in similar transactions.
6.9    Underwriters’ Cut-Backs. The Company shall use all commercially reasonable efforts to cause the Managing Underwriter or any other managing Underwriter of a proposed underwritten offering (including an offering pursuant to a Demand Registration), as the case may be, to permit the Registrable Securities requested to be included in the registration statement for such offering under Section 6.2 or pursuant to other piggyback registration rights, if any, granted by the

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Company (“Piggyback Securities”) to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, the Company shall not be required to include any Party’s Piggyback Securities in such offering unless such Party accepts the terms of the underwriting agreement between the Company and the Managing Underwriter (or other managing Underwriter) or Underwriters, and otherwise complies with the provisions of Section 6.10 below. If the Managing Underwriter or Underwriters of a proposed underwritten offering advise the Company in writing that in its or their opinion the total amount of securities, including Piggyback Securities, to be included in such offering is sufficiently large to potentially impede or interfere with the offering, then in such event the securities to be included in such offering shall be allocated first to the Company and then, to the extent that any additional securities can, in the opinion of such managing Underwriter or Underwriters, be sold without any such potential to impede or interfere with the offering, pro rata among the holders of Registrable Securities on the basis of the number of Registrable Securities requested to be included in such registration by each such holder.
6.10    Participation. No Party may participate in any underwritten registration under this Article 6 unless such Party (i) agrees to sell such Party’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Person entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (iii) if requested by another Person participating in such underwritten registration, agrees that all securities convertible or exchangeable into shares of Common Stock that are included in such underwritten registration shall be so converted or exchanged on or prior to the consummation thereof.
6.11    Lock-Up Letters. Each holder of Registrable Securities (whether or not such Registrable Securities are included in a registration statement pursuant hereto) agrees to execute a written agreement not to effect any public sale or distribution of the issue being registered or of any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 180-day period (or shorter period permitted by the Managing Underwriter, if applicable) beginning on, the effective date of a registration statement filed pursuant hereto except as part of such registration if and to the extent requested by the Company, in the case of a non-underwritten public offering, or if and to the extent requested by the Managing Underwriter or Underwriters, as the case may be, in the case of an underwritten public offering.
ARTICLE 7.
REGISTRATION PROCEDURES
7.1    Procedures.
(e)    The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally

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required in connection with any registration. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from any offering the Registrable Securities of any Selling Holder who does not comply with the provisions of the immediately preceding sentence.
(f)    Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event that makes any statement made in a registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect, or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder’s receipt of the copies of a supplemented or amended prospectus contemplated by the description in this sentence and (ii) if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies, then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to this sentence to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of this sentence.
7.2    Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the “Registration Expenses”): (i) all registration and filing fees (including, without limitation, with respect to filings to be made with the Financial Industry Regulatory Authority), (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing on a securities exchange or inter-dealer or similar quotation system of the Registrable Securities if the Company shall choose to list such Registrable Securities (other than for registrations pursuant to Section 6.1(b)), (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company, (vii) the reasonable fees and expenses of one counsel for the Selling Holders (collectively), (viii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (ix) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Rule 2720(c) of the Financial Industry Regulatory Authority. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions

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attributable to the sale of Registrable Securities or, except as provided by clause (ii) or (vii) above, any out-of-pocket expenses of the Selling Holders (or the agents who manage their accounts).
7.3    Suspension Periods. In the event the Company has filed a registration statement that has been declared effective by the Commission (including a registration statement on Form S-3 under Rule 415 that provides for periodic resales by a Selling Holder), the Company may provide notice to the Parties hereto that the Company has elected to require the suspension of the sale by the Parties of Registrable Securities (including securities registered under any such effective registration statement) (a “Suspension Period”):
(g)    for the lock-up period relating to any underwritten public offering of Company securities or any private placement of Company securities made pursuant to Rule 144A; and
(h)    for a period of up to 90 days if the Company is engaged in confidential negotiations, other confidential business activities or is otherwise in possession of material non-public information, disclosure of which would be required in such registration statement (but would not be required if such registration were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders; provided, however, that the Company may not cause a Suspension Period to occur more than twice every 12 months.
ARTICLE 8.
COMPANY SALE
8.1    Sale Option. Notwithstanding any other provision of this Agreement, and subject to Section 8.2, at any time subsequent to the sixth anniversary of the Original Date, and so long as a Qualified IPO has not yet occurred, CCMP shall have the option to compel the Company to initiate and consummate a sale of all or substantially all of the equity interests in or assets of the Company (a “Company Sale”) pursuant to an auction process (the “Company Sale Auction”), by the delivery to the Board of Directors of the Company and each of the Principal Investors of a written notice to that effect (a “Sale Notice”). The sale of the Company may take the form of a stock sale, asset sale, merger or any other form whatsoever, to be determined by CCMP in its sole discretion, and each Holder shall be permitted to participate in the Company Sale Auction. For the avoidance of doubt, in any sale pursuant to this Section 8.1, each Holder shall receive the same consideration per share of Capital Stock as each other Holder and the terms and conditions of such sale shall be the same for each Holder.
8.2    Fischer Offer.
(i)    In the event CCMP initiates a Company Sale, CCMP shall send a copy of the Sale Notice to Fischer, upon receipt of which Fischer shall have thirty (30) days (the “Fischer Offer Deadline”) to negotiate with CCMP and deliver an unconditional, fully financed offer to purchase for cash all of the equity interests in or assets of the Company proposed to be

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sold in the Company Sale (the “Fischer Offer”), which Fischer Offer shall include terms and conditions customary for such a transaction. If CCMP, in its sole discretion, deems the Fischer Offer acceptable, the closing for the Company Sale shall be consummated at 9:00 a.m. Oklahoma City time on the date 30 days following the Fischer Offer Deadline, at the Company’s principal executive offices, or at such other time, date and place as mutually agreed by Fischer, the Company and CCMP. At the closing, the purchase price set forth in the Fischer Offer and accepted by CCMP shall be paid in the form of a cashier’s check or by wire transfer in same day funds, and the Company shall deliver stock certificates representing all Common Stock so purchased, accompanied by duly executed stock powers, free and clear of all liens, encumbrances and adverse claims (other than encumbrances as set forth in this Agreement), and such other instruments or documents as are deemed necessary by Fischer for the proper Transfer of such Common Stock so transferred. In the event that the Fischer Offer is accepted by CCMP, each of Altoma and HOOPP may, in its sole discretion, elect to (i) sell the Common Stock beneficially owned by it to Fischer in accordance with the Fischer Offer, or (ii) retain its Common Stock, with such Principal Investor being deemed excluded from and not a party to the Fischer Offer. The Company, Fischer and CCMP shall cooperate in good faith in obtaining all necessary governmental and third-party consents, approvals or waivers required for the closing. The closing may be delayed, to the extent required, until the next succeeding day following the expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the obtaining of any necessary government approvals.
(j)    If, (i) CCMP, in its sole discretion, deems the price or terms of the Fischer Offer to be inadequate, or (ii) CCMP did not receive the Fischer Offer prior to the Fischer Offer Deadline (in which case the offer to Fischer to purchase the Company shall be deemed rejected), CCMP and the Company shall be entitled to pursue the Company Sale pursuant on terms no more favorable to CCMP than those offered by Fischer in the Fischer Offer.
8.3    Advisors. In connection with a Company Sale, CCMP shall have the power to appoint investment banking and legal advisors to assist the Company with the sale, such investment banking and legal advisors to be reasonably acceptable to the Company.
8.4    Reasonable Efforts. The Principal Investors shall take all reasonable actions, including, without limitation, agreeing to tender their Capital Stock in a tender offer or agreeing to sell their Capital Stock in a stock purchase, as may be necessary to effect such a transaction.
ARTICLE 9.
TERMINATION
9.1    Termination. This Agreement shall terminate upon the earlier of (i) the dissolution, liquidation or winding-up of the Company or (ii) December 31, 2025. A Person who ceases to hold any shares of Common Stock and who ceases to beneficially own any shares of Common Stock shall cease to be a Party and shall have no further rights or obligations under this Agreement other than with respect to Section 10.7.

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ARTICLE 10.
MISCELLANEOUS
10.1    Amendment. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has been approved by Holders holding in excess of 50% of the then-outstanding Voting Securities of the Holders including CCMP, provided that each of the following shall apply to every proposed amendment to this Agreement: (a) except as permitted by clause (b) below, this Agreement may not be amended in a manner adversely affecting the rights or obligations of any Holder which does not adversely affect the rights or obligations of all similarly situated Holders in the same manner without the consent of such Holder, (b) this Agreement may not be amended in a manner affecting (adversely or otherwise) the rights or obligations of any single Principal Investor or its Permitted Transferee unless the rights and obligations of all other Principal Investors and their Permitted Transferees are affected (adversely or otherwise) in the same manner (as among such other Principal Investors), and (c) this Agreement may not be amended in a manner which would affect (adversely or otherwise) any economic rights or obligations of any Principal Investor or its Permitted Transferee without the consent of all Principal Investors. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any Holder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Holder granting such waiver in any other respect or at any other time.
10.2    Specific Performance. The Parties and the Company recognize that the obligations imposed on them in this Agreement are special, unique, and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the Parties and the Company may have specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement hereof, without proving damages.
10.3    Assignment. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties and the Company. No such assignment shall relieve the assignor from any liability hereunder. Any purported assignment made in violation of this Agreement shall be void and of no force and effect.
10.4    Stock Subject to this Agreement. All shares of Common Stock now owned or hereafter acquired by any of the Parties shall be subject to, and entitled to the benefits of, the terms of this Agreement. The Company shall cause any transferee or recipient of an original issuance of any shares of Common Stock, other than such transferee or recipient in a Qualified IPO, any other public offering or as an employee pursuant to an employee benefit plan other than Affiliates of Fischer, to become a Party and be bound as if an original Party hereto and to execute an Adoption Agreement substantially in the form attached hereto as Exhibit B.

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10.5    Legends.
(a)    Each certificate for shares of Common Stock held by any Person a party hereto shall bear (i) a legend to the effect that such shares have not been registered under the Securities Act or any state securities laws and (ii) a legend in substantially the following form:
THIS SECURITY IS SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER, AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, DATED AS OF JANUARY 12, 2014, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.
(b)    The restrictions on transfer of shares of Common Stock set forth in such legends (each, a “Restriction”) shall cease and terminate as to any particular share of Common Stock when, in the opinion of counsel to a Holder, which opinion and counsel are reasonably satisfactory to the Company and which opinion shall be delivered to the Company in writing, either or both of such Restrictions are no longer required. Whenever any such Restriction shall cease and terminate as to any share of Common Stock, the Holder thereof shall be entitled to receive from the Company, without expense to such Holder, new certificate(s) not bearing a legend or legends, as the case may be, stating such Restriction(s).
10.6    Notices. Any and all notices, designations, consents, offers, acceptances or other communications provided for herein (each a “Notice”) shall be given in writing by (i) reputable overnight courier, (ii) registered letter or (iii) telecopy with receipt confirmed, which shall be addressed or sent to the respective addresses as follows (or such other address as the Company or any Party may specify to the Company and all other Parties by Notice):
The Company:

Chaparral Energy, Inc.
701 Cedar Lake Boulevard
Oklahoma City, Oklahoma 73114
Attn: Mark A. Fischer
Phone: (405) 478-8770
Fax: (405) 478-2906
with a copy (which will not constitute notice for purposes of this Agreement) to:
McAfee & Taft
Tenth Floor
Two Leadership Square
211 North Robinson
Oklahoma City, OK 73102
Attention: Justin Jackson

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Phone: (405) 552-2236
Fax: (405) 235-0439

CCMP:
CCMP Capital Advisors, LLC
245 Park Avenue, 16th Floor
New York, NY 10167
Attn: Chris Behrens
Phone: (212) 600-9632
Fax: (917) 464-8726

with a copy (which will not constitute notice for purposes of this Agreement) to:
Latham & Watkins LLC
717 Texas Ave., 16th Floor
Houston, Texas 77002
Attn: Michael E. Dillard
Phone: (713) 546-5400
Fax: (713) 546-5401
Altoma:
Altoma Energy GP
701 Cedar Lake Boulevard
Oklahoma City, Oklahoma 73114
Attn: Charles A. Fischer, Jr.
Phone: (405) 478-8770
Fax: (405) 478-2906
with a copy (which will not constitute notice for purposes of this Agreement) to:
Mock, Schwabe, Waldo, Elder, Reeves & Bryant LLC
Two Leadership Square, 14th Floor
211 North Robinson
Oklahoma City, Oklahoma 73102
Attn: Randall Mock
Phone: 405-235-5588
Fax: 405-235-0333
Fischer:
Fischer Investments, L.L.C.
701 Cedar Lake Boulevard
Oklahoma City, Oklahoma 73114
Attn: Mark A. Fischer

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Phone: (405) 478-8770
Fax: (405) 478-2906
with a copy (which will not constitute notice for purposes of this Agreement) to:
Mock, Schwabe, Waldo, Elder, Reeves & Bryant LLC
Two Leadership Square, 14th Floor
211 North Robinson
Oklahoma City, Oklahoma 73102
Attn: Randall Mock
Phone: 405-235-5588
Fax: 405-235-0333
HOOPP:
Healthcare of Ontario Pension Plan
1 Toronto Street, Suite 140
Toronto, ON M5C 3B2
Canada
Attention: Mr. Ray Newman, HOOPP Capital Partners
Phone: (416) 350-4758
Fax: (416) 350-4808

with a copy (which will not constitute notice for the purposes of this Agreement) to:

Blake, Cassels & Graydon LLP
199 Bay Street, Suite 4000
Toronto ON M5L 1A9
Canada
Attention: Ms. Kim Harle
Phone: (416) 863-2400
Fax: (416) 863-2653
All other Holders
At the address set forth immediately below their respective signatures on the signature pages hereto or to any adoption agreement.
All Notices shall be deemed effective and received (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (ii) if given by overnight courier, on the Business Day immediately following the day on which such Notice is delivered to a reputable overnight courier service; or (iii) if given in person or by registered letter, when such Notice is delivered at the address specified above. No Party shall be entitled to receive a Notice hereunder (or a copy of a Notice delivered to the Company) if, at the time such Notice is to be sent, such Party (including its Affiliates and the employees of such Party and its Affiliates) no longer owns any shares of Common Stock.

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10.7    Confidentiality. The Parties shall, and shall cause their respective officers, directors, employees and agents and the respective subsidiaries and Affiliates of the Parties and their respective officers, directors, employees and agents to, hold confidential and not use in any manner detrimental to the Company or any of its Subsidiaries all information they may have or obtain concerning the Company or any of its Subsidiaries and their respective assets, business, operations or prospects (“Confidential Information”); provided, however, that the foregoing shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by a Party or any of its employees, agents, accountants, legal counsel or other representatives, (ii) information that is or becomes available to a Party or any of its employees, agents, accountants, legal counsel or other representatives on a nonconfidential basis prior to its disclosure by the Company or its employees, agents, accountants, legal counsel or other representatives, and (iii) information that is required to be disclosed by a Party or any of its employees, agents, accountants, legal counsel or other representatives as a result of any applicable law, rule or regulation of any governmental authority or stock exchange, or (iv) information developed independently by a Party or its officers, directors, employees, agents or representatives without use of the Confidential Information disclosed by the Company. If any Party desires to sell shares of Common Stock and in connection with such potential sale desires to disclose information regarding the Company to the potential purchaser in such sale which it is not permitted to disclose pursuant to the preceding sentence, such Party shall notify the Company of such Party’s desire to disclose such information and shall identify the potential purchaser in such notification. The Company may require any such potential purchaser of shares of Common Stock to enter into a confidentiality agreement with respect to Confidential Information on customary terms used in confidentiality agreements in connection with corporate acquisitions.
10.8    Counterparts. This Agreement may be executed in two or more counterparts and each counterpart shall be deemed to be an original and all such counterparts together shall constitute one and the same agreement of the parties hereto.
10.9    Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof
10.10    Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to choice of law rules.
10.11    Entire Agreement; Termination. This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto, including the Original Agreement. The Original Agreement is hereby terminated effective as of the date hereof and is of no further force or effect.
10.12    Cumulative Rights. The rights of the Parties and the Company under this Agreement are cumulative and in addition to all similar and other rights of the parties under other agreements.

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10.13    Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
10.14    Submission to Jurisdiction.
(a)    Any legal action or proceeding with respect to this Agreement, the shares of Common Stock or any document related thereto shall be brought solely in the courts of the State of Delaware or of the United States of America for Delaware, and, by execution and delivery of this Agreement, the Company and each Party hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.
(b)    The Company and each Party irrevocably consent to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company or such Party, respectively, at its address provided herein.
(c)    Nothing contained in this Section 10.14 shall affect the right of any party hereto to serve process in any other manner permitted by law.
10.15    Waiver of Jury Trial. Each of the Parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, any shares of Common Stock or any course of conduct, course of dealing, verbal or written statement or action of any Party hereto.
SIGNATURES CONTAINED ON SUCCEEDING PAGES

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IN WITNESS WHEREOF, the Parties hereto have executed this Amended and Restated Stockholders’ Agreement as of the date first above written, and shall become effective as of (and subject to the occurrence of) the Effective Date.

CHAPARRAL ENERGY, INC.

By:	/s/ Mark A. Fischer
	Name:	Mark A. Fischer
	Title:	CEO
FISCHER INVESTMENTS, L.L.C.

By:	/s/ Mark A. Fischer
	Name:	Mark A. Fischer
	Title:	Manager
ALTOMA ENERGY GP

By:	/s/ Charles Fischer
	Name:	Charles Fischer
	Title:	Manager
HEALTHCARE OF ONTARIO PENSION PLAN TRUST FUND

By:	/s/ Ray Newman
	Name:	Ray Newman
	Title:	Partner, HOOPP Capital Partners

By:	/s/ Jim Walker
	Name:	Jim Walker
	Title:	Managing Partner, HOOPP Capital Partners
CCMP CAPITAL INVESTORS II (AV-2), L.P.

By: CCMP Capital Associates, L.P., its general partner
By: CCMP Capital Associates GP, LLC, its general partner

By:	/s/ Christopher Behrens
	Name:	Christopher Behrens
	Title:	Managing Director

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CCMP ENERGY I LTD.

By:	/s/ Christopher Behrens
	Name:	Christopher Behrens
	Title:	Managing Director

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.

By:  CCMP Capital Associates, L.P., general partner
By:  CCMP Capital Associates GP, LLC, general partner

By:	/s/ Christopher Behrens
	Name:	Christopher Behrens
	Title:	Managing Director

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EXHIBIT A
[Form of Monthly Financial Statement]

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EXHIBIT B
[Form of Adoption Agreement]

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EXHIBIT C
[2010 Annual Budget]

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EXHIBIT D
[Other Stockholders]

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